EXHIBIT 10.18


                              CONSULTING AGREEMENT


CONSULTING AGREEMENT dated as of February 29, 2008, by and between MEDIVISOR INC. ("MVSR"), a Delaware corporation with offices at 326 Walt Whitman Road, Melville, NY and CONSULTANT, CIOFFI BUSINESS MANAGEMENT SERVICES ("CONSULTANT") with offices at 31 West Main Street, Suite 312, Patchogue, NY 11772.

                              W I T N E S S E T H:

     WHEREAS, MVSR and the CONSULTANT wish to enter into an agreement where MVSR desires to retain the CONSULTANT as a CONSULTANT and CONSULTANT desires to act as a CONSULTANT to MVSR, subject to and upon the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

1. CONSULTANCY. MVSR hereby retains CONSULTANT and CONSULTANT hereby agrees to act as a CONSULTANT to MVSR. CONSULTANT shall perform such services for MVSR as agreed with the Board of Directors of MVSR from time to time (the "CONSULTING Services") including, but not limited to, the services specified in Appendix A to this agreement. CONSULTANT agrees to cause Darren J. Cioffi to perform the Consulting Services on behalf of the CONSULTANT. The CONSULTANT shall exercise its own reasonable judgment and employ such means as it, in good faith, determines are reasonable in performing the Consulting Services, and MVSR will not exercise any control over the methods or means employed by the CONSULTANT in performing the Consulting Services. The Consulting Services shall be performed at such times and at such locations as CONSULTANT shall determine.

2. INDEPENDENT CONTRACT OR STATUS. It is understood and agreed that in the performance of the Consulting Services by the CONSULTANT hereunder, it is acting as an independent contractor and not in any way as an employee or agent of MVSR. The CONSULTANT will determine the hours of work of its employees and the CONSULTANT's employees are not required to work any specified number of hours in any week. Any time off, including weekends and vacation, will be solely and entirely at the discretion of the CONSULTANT. The CONSULTANT may be required upon request of the Board to submit to MVSR written or oral reports regarding its activities. Employees of the CONSULTANT and others retained by the CONSULTANT are not employees of MVSR for purposes of worker's compensation, unemployment insurance, medical; disability and group life insurance and they are not eligible to participate in any welfare, pension, profit sharing or fringe benefit plan or arrangement of MVSR.

3. CONSULTING FEES. During the Term, as full compensation for the Consulting Services, MVSR shall pay to the CONSULTANT a consulting fee as described in Appendix A to this document. In addition to the Base Fee, the CONSULTANT shall be paid such additional compensation as shall be determined from time to time by the Board of Directors of MVSR and approved by the Board of Directors of MVSR as provided for in Appendix A. It is understood that MVSR will not withhold any income taxes, unemployment taxes or other taxes and that the CONSULTANT is solely responsible for paying and reporting all taxes, including income taxes and estimates thereof for itself and all employees, agents or contractors. MVSR will report to the appropriate tax authorities the amounts paid to the CONSULTANT and, even though the CONSULTANT is an independent contractor, if MVSR is required by law, or is advised by its accountants or attorneys that it is required by law to deduct for withholding, or other taxes, it shall be free to do so, which taxes if not previously deducted shall be reclaimable from the CONSULTANT.

4. EXPENSES. In addition to the consulting fees provided for in Section 3 above, MVSR shall reimburse the CONSULTANT for reasonable costs and expenses incurred by the CONSULTANT in performing the Consulting Services, subject to review by the Board of Directors of MVSR or a senior officer of MVSR designated by the Board of Directors of MVSR.

5. USE OF MVSR'S FACILITIES. Employees of the CONSULTANT are not required to use the office facilities of MVSR in performing the Consulting Services hereunder.

6. TERM. The term of this Agreement shall commence as of February 1, 2008 and shall continue for a period of twelve (12) months (the "TERM").

7.   TERMINATION.

7.1 MVSR may terminate this Agreement, at any time, upon thirty (30) days written notice, to CONSULTANT for any reason whatsoever.

7.2 Upon termination CONSULTANT shall cease all provision of services and no invoice shall be made for services performed after notice of suspension or termination. Upon termination, for any reason except breach of this agreement by CONSULTANT, of this Agreement or a portion of the services covered hereunder, MVSR shall pay to CONSULTANT an amount equal to the Severance Amount as provided in Section 9 of this Agreement.

7.3 Termination of this Agreement or a portion of any services hereunder except for breach of this agreement by CONSULTANT shall not prejudice or affect the rights or remedies of either MVSR or CONSULTANT against the other in respect of any breach of the Agreement which occurred before the effective date of termination and shall not prejudice the rights and remedies of CONSULTANT in respect of any sum or sums of money owed or owing from MVSR.

8. SEVERANCE PAYMENT. Upon termination of this Agreement by MVSR or a change in control of MVSR, in addition to earned but unpaid Consulting Fees payable in accordance with Section 3, MVSR shall pay to CONSULTANT severance as identified in Appendix A.

9. DISCLAIMERS AND LIMITATIONS OF LIABILITY. It is expressly understood and agreed that MVSR shall NOT be responsible nor liable for any loss, damage, penalty, or the like, financial or otherwise, caused by:

     (i) failure by any CONSULTANT, advisor, contractor, supplier, or any other persons, individuals or firms NOT employed by MVSR to discharge its contractual obligations; or

     (ii) any delay, modification, or suspension of the time schedule for performing the services hereunder whether agreed or not agreed with CONSULTANT, which is NOT the responsibility of MVSR, its agents, or CONSULTANTs; or

     (iii) any negligent work carried out by the CONSULTANT or by any third party other than MVSR, its agents, or sub-CONSULTANTs, or employees; or

     (iv) the failure of any person NOT employed or contracted with by MVSR to discharge any legal duty or obligation whatsoever.

10. CONFIDENTIALITY. The CONSULTANT hereby agrees that during and after the term of this Agreement, neither it nor any of its employees nor others retained by the CONSULTANT to perform some or all of the services to be performed hereunder, will divulge any confidential or proprietary information belonging to MVSR or any company associated with MVSR or to any customer of MVSR and neither the CONSULTANT nor any employee of the CONSULTANT nor any other person retained by the CONSULTANT will make available to others any MVSR or account list, price list, business plan, trade secret, document, file, paper or data of any kind, in whatever form embodied, concerning the business or financial affairs of MVSR, its associated companies, or its customers or remove any of the foregoing from the premises of MVSR.

11. ASSIGNMENT. Except as otherwise provided herein, the CONSULTANT may not assign this Agreement or delegate any of its obligations hereunder, without the prior written consent of MVSR and MVSR may not assign this Agreement, or delegate any of its obligations hereunder, without the prior written consent of the CONSULTANT. Any assignment or delegation in violation of the provisions hereof shall be void and of no effect.

12. ENTIRE AGREEMENT; MODIFICATION; BINDING EFFECT. This Agreement constitutes the entire agreement between the CONSULTANT and MVSR and supersedes all prior understandings and agreements concerning the subject matter hereof. This Agreement (including this provision against oral modification) may not be changed or terminated, and no provision hereof may be waived orally. No modification, waiver or termination hereof shall be binding upon either party unless in writing and signed by or on behalf of the party against which the modification, waiver or termination is asserted. This Agreement shall be binding upon and shall enure to the benefit of the CONSULTANT and MVSR, their successors and permitted assigns.

13. NOTICES. Any notice or other communication required or permitted hereunder shall be sufficiently given if delivered personally, or, if sent by registered or certified mail, postage pre-paid, return receipt requested, addressed to the party intended to receive such notice at the address set forth above, or such other address as such party may indicate in the manner provided for notices herein. Any notice or communication shall be deemed to have been given upon the date personally delivered or, if mailed, the earlier of the date it is received and three (3) days after the date so mailed.

14. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     IN WITNESS WHEREOF, the parties have signed this Agreement as of the date above written.


                                        MEDIVISOR, INC.

                                        By:_____________________________________
                                        Name:   /s/ Candido Dino Luzzi
                                                    Position:   CEO




                                        CIOFFI BUSINESS MANAGEMENT SERVICES

                                        By:_____________________________________
                                        Name: /s/ Darren J. Cioffi
                                                  POSITION: PRESIDENT

                                   APPENDIX A

App. 1 : The Base Fee for the Term of the Agreement shall be $75,000, payable in monthly installments of $3,000.00 per month until company is properly funded. At time of funding company will pay accrued pay and monthly payments will increase to $6,250 per month.

App. 2 : In addition to the Base Fee the CONSULTANT shall be paid such additional compensation as shall be determined from time to time by the Board of Directors of MVSR and approved by the Board of Directors of MVSR.

App. 3 : In determining the amount of the additional compensation The Board of Directors will take into consideration the attainment of specific criteria as agreed with the CONSULTANT from time to time.

App. 4 : The CONSULTANT shall provide services to MVSR which shall include, but not be restricted to, those functions commonly associated with the role of CHIEF FINANCIAL OFFICER.

App. 5 :          STOCK OPTIONS.  CONSULTANT shall be entitled to participate in
                  the MVSR   Equity Incentive Plan.

App. 6 :          SEVERANCE AND OTHER PAYMENTS.

                  a. If CONSULTANT'S agreement pursuant to this Agreement is terminated for "cause" (as herein defined), the Company shall not be obligated to pay or provide any severance compensation or benefits to CONSULTANT.

                  b. If CONSULTANT'S agreement with the Company is terminated under Paragraph 8.2 of this Agreement or the Company elects not to continue the Agreement under Paragraph 7 above, the Company agrees to pay to Consultant an amount equal to twenty-five percent (25%) of Consultant's then current annual base compensation (or, if this Agreement has expired, an amount equal to twenty-five percent (25%) of Consultant's annual base compensation on the last effective day of this Agreement's term). ("Severance Payment"). Such Severance Payment shall only be owed to Consultant and paid by the Company following the execution of a mutually agreeable severance agreement by Consultant and the Company that shall be written within 15 days of the date of Consultant's termination. In addition to the foregoing Severance Payment.

App. 7: TRAVEL, ENTERTAINMENT, AND LIVING EXPENSES. CONSULTANT is authorized to Incur reasonable travel, entertainment, and cell phone business expenses on behalf of the Company. These expenses shall be reimbursed by the Company.

App. 8: CONSULTANT under this Agreement, the Company shall issue to Consultant (or its designees) 50,000 shares ("Shares") of common stock, no par value ("Common Stock"). Issued upon the signing of this agreement;